NEWS RELEASE

AT THE COMPANY
Lynn Afendoulis
Director, Corporate Communications
616/365-1502

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 10, 2005

         UNIVERSAL FOREST PRODUCTS REPORTS RECORD THIRD-QUARTER RESULTS
                 Net earnings for the third quarter increase 31%
       The Company raises annual target for net earnings growth to 22%-27%

GRAND RAPIDS, Mich., October 10, 2005 - Universal Forest Products (Nasdaq: UFPI) today announced record third-quarter results with net earnings of $19.2 million, an increase of 31.1% over net earnings for the same period in 2004. Diluted earnings per share were $1.00, an increase of 28.2% over the same period last year.

Year-to-date net earnings were $51.2 million, an increase of 28.1% over year-to-date net earnings for 2004. Year-to-date diluted earnings per share were $2.69, a 26.3% increase over the first nine months of 2004.

Net sales for the quarter were $721.5 million, up 1.7% over net sales of $709.3 million for the third quarter of 2004. Net sales for the first nine months of 2005 were $2.04 billion, up 6.3% over net sales of $1.92 billion for the same period in 2004.

"These results underscore the power of focusing on doing things well and on improving the operations of both our new and our under-performing plants," said Universal CEO and Vice Chairman William G. Currie. "We've grown a culture of continuous improvement that drives our performance and ensures we execute to the highest standards."

                                                                         MORE...
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UNIVERSAL FOREST PRODUCTS, INC.
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Currie noted that COO Michael B. Glenn instituted a program early in the year to focus on and reward innovation that is creating cost savings and revenue enhancements throughout the Company.

In addition, Currie said operations that were added to the company in 2004 have become profitable and are having a positive impact on earnings as are the Company's product mix and its sales of value-added products.

By market, Universal posted third-quarter sales of:

     - $279.6 million in D-I-Y/retail, down 1.0% over the same period last year. This market saw unit sales decline by 8% over the same period last year, due, in part, to the Company's strategies to walk away from business that doesn't meet profitability expectations and to better balance its business by growing its other markets faster than the DIY/retail market.

     - $205.0 million in site-built construction, an increase of 4.8% over last year. This market saw an increase in unit sales of 7% over the third quarter 2004.

     - $133.2 million in industrial, up 5.7% over the third quarter 2004. Unit sales to this market were up 12% over the same period last year.

     - $103.6 million in manufactured housing, a decrease of 1.5% from last year. Unit sales to this market, however, were up 4% over the same period in 2004.

OUTLOOK

Based on anticipated growth in its business for the balance of 2005 and on current market and economic conditions, the Company raised its annual target range for net earnings growth to 22%-27% (from a range of 15%-20%) for 2005. In addition, while the Company is meeting its organic growth goals, it has closed on fewer acquisitions than anticipated; therefore, the Company revised its annual target range for unit sales growth to 4%-7% (from 7%-12%). The Company continues to pursue attractive acquisition opportunities and believes that acquisitions will, as they have in the past, play an important role in the Company's long-term growth strategy.

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 11:00 a.m. EDT on Tuesday, October 11, 2005. The conference call will be hosted by William G. Currie and will be available for analysts and institutional investors domestically at (866) 814-8483 or internationally at (703) 639-1373. Use conference call ID #785085. The conference call will be available simultaneously, and in its entirety, to all interested investors and news media through a webcast at www.ufpi.com.

                                                                         MORE...
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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 3


Celebrating 50 years of business, Universal Forest Products is headquartered in Grand Rapids, MI. The Company markets, manufactures and engineers wood and wood-alternative products for D-I-Y/retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market and specialty wood and wood-alternative packaging for various industries. The Company also provides framing services for site-built construction customers. The Company has approximately 9,500 employees who work in nearly 100 facilities in North America. Universal had 2004 sales of $2.45 billion. For information about Universal Forest Products on the Internet, please visit the Company's web site at www.ufpi.com, or call 888-Buy-UFPI.

Included in this report are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations, and weather. These risk factors and additional information are included in the company's reports on Form 10K and 10Q on file with the Securities and Exchange Commission.

                         FINANCIAL HIGHLIGHTS TO FOLLOW
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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 4


                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                            FOR THE NINE MONTHS ENDED
                               SEPTEMBER 2005/2004

                                                           QUARTER PERIOD                           YEAR TO DATE
                                                -----------------------------------   ---------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                 2005               2004                2005                 2004
-------------------------------------           ----------------   ----------------   ------------------   ------------------
NET SALES                                       $721,497     100%  $709,294     100%  $2,038,209     100%  $1,917,527     100%
COST OF GOODS SOLD                               622,435   86.27    625,502   88.19    1,770,676   86.87    1,684,553   87.85
                                                --------           --------           ----------           ----------
GROSS PROFIT                                      99,062   13.73     83,792   11.81      267,533   13.13      232,974   12.15

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES      63,877    8.85     54,518    7.69      173,233    8.50      154,354    8.05
                                                --------           --------           ----------           ----------
EARNINGS FROM OPERATIONS                          35,185    4.88     29,274    4.13       94,300    4.63       78,620    4.10

OTHER EXPENSE (INCOME)
   INTEREST EXPENSE                                3,714    0.51      3,727    0.53       11,755    0.58       11,313    0.59
   INTEREST INCOME                                  (227)  -0.03        (39)  -0.01         (646)  -0.03         (224)  -0.01
   NET (GAIN) LOSS ON SALE OF REAL ESTATE AND
      INTEREST IN SUBSIDIARY                          --    0.00         --    0.00       (1,240)  -0.06         (944)  -0.05
                                                --------           --------           ----------           ----------
                                                   3,487    0.48      3,688    0.52        9,869    0.48       10,145    0.53
                                                --------           --------           ----------           ----------

EARNINGS BEFORE INCOME TAXES AND MINORITY
   INTEREST                                       31,698    4.39     25,586    3.61       84,431    4.14       68,475    3.57

INCOME TAXES                                      12,009    1.66      9,261    1.31       32,005    1.57       25,550    1.33
                                                --------           --------           ----------           ----------

EARNINGS BEFORE MINORITY INTEREST                 19,689    2.73     16,325    2.30       52,426    2.57       42,925    2.24

MINORITY INTEREST                                   (518)  -0.07     (1,699)  -0.24       (1,236)  -0.06       (2,976)  -0.16
                                                --------           --------           ----------           ----------
NET EARNINGS                                    $ 19,171    2.66   $ 14,626    2.06   $   51,190    2.51   $   39,949    2.08
                                                ========           ========           ==========           ==========

EARNINGS PER SHARE - BASIC                      $   1.04           $   0.81           $     2.79           $     2.22

EARNINGS PER SHARE - DILUTED                    $   1.00           $   0.78           $     2.69           $     2.13

WEIGHTED AVERAGE SHARES OUTSTANDING               18,465             18,083               18,325               18,015

WEIGHTED AVERAGE SHARES OUTSTANDING
   WITH COMMON STOCK EQUIVALENTS                  19,193             18,784               19,050               18,716

SUPPLEMENTAL SALES DATA

                                   QUARTER PERIOD                       YEAR TO DATE
                          -------------------------------   -----------------------------------
MARKET CLASSIFICATION       2005      %      2004      %       2005       %       2004       %
---------------------     --------   ---   --------   ---   ----------   ---   ----------   ---
DO-IT-YOURSELF/RETAIL     $279,639    40%  $282,445    39%  $  804,670    39%  $  810,119    42%
SITE-BUILT CONSTRUCTION    204,990    28%   195,538    28%     543,264    27%     479,815    25%
MANUFACTURED HOUSING       103,619    14%   105,207    15%     306,524    15%     282,181    15%
INDUSTRIAL                 133,249    18%   126,104    18%     383,751    19%     345,412    18%
                          --------   ---   --------   ---   ----------   ---   ----------   ---
TOTAL                     $721,497   100%  $709,294   100%  $2,038,209   100%  $1,917,527   100%
                          ========   ===   ========   ===   ==========   ===   ==========   ===

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 5


                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                               SEPTEMBER 2005/2004

(IN THOUSANDS)                                 2005       2004
--------------                               --------   --------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                 $ 30,767   $ 19,285
   Accounts receivable                        230,762    251,045
   Inventories                                226,737    206,644
   Other current assets                        13,191     10,036
                                             --------   --------
TOTAL CURRENT ASSETS                          501,457    487,010

OTHER ASSETS                                    8,414      6,906
INTANGIBLE ASSETS, NET                        137,348    132,285

PROPERTY, PLANT AND EQUIPMENT, NET            223,107    209,240
                                             --------   --------
TOTAL ASSETS                                 $870,326   $835,441
                                             ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued
      liabilities                            $228,292   $205,221
   Current portion of long-term
      debt and capital leases                  22,091        527
                                             --------   --------
TOTAL CURRENT LIABILITIES                     250,383    205,748

LONG-TERM DEBT AND CAPITAL
LEASES, LESS CURRENT PORTION                  168,602    247,978
OTHER LIABILITIES                              35,427     34,303

SHAREHOLDERS' EQUITY                          415,914    347,412
                                             --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $870,326   $835,441
                                             ========   ========

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 6


                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                            FOR THE NINE MONTHS ENDED
                               SEPTEMBER 2005/2004

(IN THOUSANDS)                                          2005        2004
--------------                                        --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                          $ 51,190   $  39,949
Adjustments to reconcile net earnings to net cash
 from operating activities:
   Depreciation                                         23,391      20,418
   Amortization of intangibles                           1,809       1,580
   Deferred income taxes                                  (886)        (90)
   Minority interest                                     1,236       2,976
   Loss on sale of interest in subsidiary                   --         193
   Gain on sale of property, plant and equipment          (561)       (432)
   Changes in:
    Accounts receivable                                (75,061)   (111,925)
    Inventories                                        (10,712)    (36,152)
    Accounts payable                                    43,103      38,890
    Accrued liabilities and other                       26,651      31,392
                                                      --------   ---------
         NET CASH FROM OPERATING ACTIVITIES             60,160     (13,201)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment            (31,293)    (25,062)
Acquisitions, net of cash received                     (13,883)    (10,075)
Sale of interest in subsidiary                              --       4,679
Proceeds from sale of property, plant and equipment      1,898       3,469
Insurance proceeds                                       3,013       2,000
Other, net                                                 322       1,567
                                                      --------   ---------
         NET CASH FROM INVESTING ACTIVITIES            (39,943)    (23,422)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facilities       (16,201)     43,152
Repayment of long-term debt                             (1,674)     (6,352)
Proceeds from issuance of common stock                   4,074       2,194
Distributions to minority shareholders                    (749)       (125)
Investment received from minority shareholder              500          --
Dividends paid to shareholders                            (910)       (897)
Repurchase of common stock                                  --        (129)
Other, net                                                 236         635
                                                      --------   ---------
         NET CASH FROM FINANCING ACTIVITIES            (14,724)     38,478
                                                      --------   ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                  5,493       1,855

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD          25,274      17,430
                                                      --------   ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $ 30,767   $  19,285
                                                      ========   =========